                                                                     EXHIBIT 4.1
                                                                     -----------

                     HEALTH CARE PROPERTY INVESTORS, INC.

                             Officers' Certificate
                             ---------------------

     James G. Reynolds and Devasis Ghose do hereby certify that we are the duly elected Executive Vice President and Chief Financial Officer, and Senior Vice President -- Finance and Treasurer, respectively, of Health Care Property Investors, Inc., a Maryland corporation (the "Company"). We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted at meetings held on July 20, 1995 and October 19, 1995 and attached hereto as Exhibit A-1, a series of Securities of the Company shall be established pursuant to Section 301 of the Indenture dated as of September 1, 1993 (the "Indenture") between the Company and The Bank of New York, as Trustee, and that said series shall have the following terms and provisions:

          (i) the title of such series of Securities shall be 6.5% Senior Notes due February 15, 2006 (referred to herein as the "Notes");

          (ii) the Notes which may be authenticated and delivered under the Indenture shall be limited to $115,000,000 aggregate principal amount (except as otherwise provided in Sections 304, 306, 906 or 1107 of the Indenture);

          (iii) the Notes shall be issued as Registered Securities only, without coupons, and beneficial interests in the Notes may be acquired, or subsequently transferred, only in denominations of $1,000 or in any amount in excess thereof which is an integral multiple of $1,000;

          (iv) the Notes shall be issued in the form of a permanent global certificate dated February 16, 1996;

          (v) the principal amount of the Notes shall be payable on February 15, 2006;

          (vi) interest on the Notes shall accrue at a fixed rate of interest as more fully described in the attached form of Notes; the Notes will bear interest from February 16, 1996, and such interest will be payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 1996 (each, an "Interest Payment Date"); the Record Dates with respect to the Notes shall be each February 1 and August 1, respectively, whether or not a Business Day, preceding the relevant Interest Payment Date;

     interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

          (vii) principal and interest payable with respect to the Notes shall be payable at the Corporate Trust Office of The Bank of New York, located at 101 Barclay Street, Floor 21W, New York, New York 10286;

          (viii) the Notes are not subject to redemption, in whole or in part, at the option of the Company and the Notes are not subject to any sinking fund; and

          (ix) the Notes shall be issued in the form of one Book-Entry Security, and the Depository for such Notes shall be The Depository Trust Company or its nominee, and the beneficial owners of interests in such Book-Entry Security may not exchange any such interests (except as provided by Section 305 of the Indenture);

     We further certify, having read the Indenture, including Sections 303 and 501 thereof, and the definitions in the Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as we deemed necessary to enable us to express an informed opinion, that all conditions precedent to the authentication and delivery of the Notes have been complied with and, to the best of our knowledge, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities has occurred and is continuing.

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

     IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of this 16th day of February, 1996.


                                            /s/ James G. Reynolds
                                            ------------------------------------
                                                James G. Reynolds
                                                Executive Vice President and
                                                Chief Financial Officer


                                            /s/ Devasis Ghose
                                            ------------------------------------
                                                Devasis Ghose
                                                Senior Vice President --
                                                Finance and Treasurer

                                  EXHIBIT A-1


                     CERTIFICATE OF CORPORATE SECRETARY OF
                     HEALTH CARE PROPERTY INVESTORS, INC.

          I, Edward J. Henning, do hereby certify that I am the duly elected Corporate Secretary of Health Care Property Investors, Inc., a Maryland corporation (the "Company"), and further certify as follows:

               Attached hereto as Exhibit I are true and correct copies of the minutes (or pertinent excerpts therefrom) of meetings of the Board of Directors of the Company containing resolutions, duly adopted by the Board of Directors of the Company at a meeting duly held pursuant to the Amended and Restated Bylaws of the Company on July 20, 1995; the resolutions set forth in said Exhibit I constitute all resolutions of said Board of Directors or any committee thereof with respect to the authorization, issuance and sale by the Company of up to $200,000,000 aggregate offering amount of its common stock, par value $1.00 per share, preferred stock, par value $1.00 per share, and unsecured debt securities, and related matters, and such resolutions have not been amended, modified, annulled or revoked, and are in full force and effect; and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith.

          IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Company this 21st day of September, 1995.


  [Seal]                                 /s/ Edward J. Henning
                                         ---------------------------------------
                                         Edward J. Henning
                                         Corporate Secretary

          I, James G. Reynolds, Executive Vice President and Chief Financial Officer of Health Care Property Investors, Inc., hereby certify that Edward J. Henning is the duly elected, qualified and acting Corporate Secretary of Health Care Property Investors, Inc. and that the signature appearing above is his genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  September 21, 1995


                                         /s/ James G. Reynolds
                                         ---------------------------------------
                                         James G. Reynolds
                                         Executive Vice President
                                         and Chief Financial Officer

                                                                       EXHIBIT I
                                                                       ---------

                         PUBLIC OFFERING OF SECURITIES


          WHEREAS, the Board of Directors, after having discussed the terms of the "Securities Offering" (as defined below), believes it to be advisable and in the best interests of this Corporation to undertake a public offering of debt securities (the "Debt Securities"), common stock (the "Common Stock") and/or preferred stock (the "Preferred Stock") (collectively, the "Securities Offering") from time to time of up to $200,000,000 aggregate amount of its securities (the "Securities");

          WHEREAS, this Board of Directors believes it to be advisable and in the best interests of this Corporation that the executive officers of this Corporation promptly cause to be prepared a Universal Shelf Registration Statement on Form S-3 (the "Registration Statement"), including therein a prospectus (the "Prospectus"), for the purpose of registering the Securities under the Securities Act of 1933, as amended (the "Act"), for sale to the public;

The Registration Statement
--------------------------

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed, by and on behalf of this Corporation, and in its name, to cause to be prepared and to execute and cause to be filed with the Securities and Exchange Commission (the "Commission") the Registration Statement for the purpose of registering under the Act the Securities, and similarly to execute and file any and all amendments or supplements to the Registration Statement which, in his sole discretion, appear to be necessary or appropriate; each such amendment or supplement is to be in such form as the Chairman or any executive officer of this Corporation executing same on its behalf shall approve, as conclusively evidenced by his execution thereof;

          RESOLVED FURTHER, that for purposes of registering the Securities under the Act, the Chairman of this Corporation is hereby appointed as this Corporation's agent for service of process;

          RESOLVED FURTHER, that the Chairman and executive officers of this Corporation be, and each of them hereby is, authorized and directed to execute and deliver such other documents and to take such other actions as the Chairman or any executive officer may deem necessary or appropriate in furtherance of said registration of the Securities;

Distribution Agreement
-----------------------

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed, by and on behalf of this Corporation, and in its name, to negotiate, execute and deliver
(i) a Distribution Agreement (the "Distribution Agreement") between this Corporation and Merrill Lynch & Co. and Goldman, Sachs & Co., as Agents, and such other agents as the Chairman of the Corporation shall approve, providing for the distribution of the Corporation's Medium-Term Notes (the "Notes") through the Agents, with modifications therein as the Chairman or any executive officer executing same deems appropriate, his approval to be evidenced by his execution thereof;

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized to act on behalf of this Corporation in all matters relating to the distribution and sale of the Notes to be issued by this Corporation for the consideration and upon the terms and conditions to be provided in the Distribution Agreement and in all matters relating to the performance of this Corporation under the Distribution Agreement and to execute and deliver all such documents and instruments and to take all such action as may appear necessary or appropriate in connection therewith;

Purchase Agreements
-------------------

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed, by and on behalf of this Corporation, and in its name, to negotiate, execute and deliver one or more purchase agreements (the "Purchase Agreements"), between this Corporation and Merrill Lynch & Co., Goldman, Sachs & Co., as Underwriter, and such other underwriters as the Chairman of the Corporation shall approve, providing for the sale of the Securities, with modifications therein as the Chairman or any executive officer executing same deems appropriate, his approval to be evidenced by his execution thereof, and that the Chairman and each executive officer of this Corporation is hereby authorized to act on behalf of this Corporation in all matters relating to the sale of the Securities to be issued by this Corporation for the consideration and upon the terms and conditions to be provided in the Purchase Agreements and in all matters relating to the performance of this Corporation under the Purchase Agreements and to execute and deliver all such documents and instruments and to take all such action as may appear necessary or appropriate in connection therewith;

Indenture
---------

          RESOLVED FURTHER, that the Notes be issued under, and pursuant to, that certain indenture dated as of September 1, 1993 (the "Indenture") and entered into between the Corporation and The Bank of New York, as trustee;

          RESOLVED FURTHER, that the executive officers of this Corporation be, and each hereby is, authorized and directed, by and on behalf of the Corporation, and in its name, to determine such additional and amended provisions of the Indenture as he deems appropriate, his approval thereof to be evidenced by his execution of a supplement to the Indenture, and to execute and deliver all such documents and instruments and to take all such actions as may appear necessary or appropriate in connection therewith; and

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each hereby is, authorized and directed, by and on behalf of the Corporation, and in its name, to determine the terms of the Notes pursuant to Section 301 of the Indenture, his approval thereof to be evidenced by his execution of an officer's certificate, and to execute and deliver all such documents and instruments and to take all such actions as may appear necessary or appropriate in connection therewith.

New York Stock Exchange Listing
-------------------------------

          RESOLVED FURTHER, that the Common Stock to be sold and issued by the Corporation pursuant to the Registration Statement authorized by the foregoing resolutions, if deemed appropriate by the executive officers of this Corporation, be listed on the New York Stock Exchange ("NYSE") and that the Chairman and each executive officer of this Corporation, with the assistance of the Corporation's counsel, be, and each hereby is, authorized and directed to prepare, execute and file with the NYSE, in the name and on behalf of this Corporation, a listing application, including any supporting documentation required to be submitted with or in support of such application for the listing of the Common Stock on the NYSE;

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed to execute all such other actions as may appear necessary or appropriate in connection with said listing of this Corporation's Common Stock;

State Blue sky or Securities Laws
---------------------------------

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed, by and on behalf of this Corporation, and in its name, to take any and all actions which they deem necessary or advisable in order to effect the registration or qualification (or exemption thereof) of the Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the states of the United States of America or other appropriate jurisdictions, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable to maintain any such registration or qualification for as long as they deem necessary or as required by the Underwriter or the Agent of such securities;

          RESOLVED FURTHER, that there is hereby adopted and incorporated herein by reference, the full text of any resolution and resolutions in statutory or regulatory form that may be required by any state or other jurisdictional authority in connection with any such registration or qualification, and the Secretary or any Assistant Secretary of this Corporation is hereby authorized and empowered to certify to any such state authority that any such form of resolution required by such authority has been adopted, and there is hereby adopted the following resolution under the Uniform Securities Act:

          "RESOLVED, that it is desirable and in the best interest of this Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the Secretary hereby is authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation as said executive officers may deem advisable; that such executive officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such executive officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken.";

Delegation of Power
-------------------

          RESOLVED FURTHER, that except as to the express terms which have been fixed by these resolutions, or which shall be fixed as provided by these resolutions, this Board of Directors hereby delegates to the Chief Executive Officer, Chief Financial Officer and/or the Secretary of this Corporation the power and authority to be exercisable at any time and from time to time to establish such terms and to make such changes to the Securities Offering, including but not limited to, the establishing of the principal amount of Securities to be issued, up to a maximum of $200,000,000 in the aggregate, and the establishing of the principal amount, interest rate, terms, conditions and provisions of the Debt Securities, which may be issued in various series or classes having different principal amounts, interest rates, terms, conditions and provisions, and to establish or modify any terms of the Securities, or any other document pertaining to the Securities Offering, as in his discretion may be advisable, and to cause such changes to be reflected in the final form of the Prospectus and any supplement relating thereto;

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed to cause this Corporation to pay any and all expenses and fees arising in connection with the sale of the Securities, the registration of such Securities under the Act, the filing of any application under the Securities or Blue Sky Laws of the various states and jurisdictions of the United States, and otherwise in connection with these resolutions;

          RESOLVED FURTHER, that the Chairman and each executive officer of this Corporation be, and each of them hereby is, authorized and directed to take all such further action, execute and deliver all such further documents and instruments and to make and effect all such filings, applications and registrations, by and on behalf of this Corporation, and in its name, and under its corporate seal or otherwise, as in their judgment shall be necessary or appropriate in order to fully carry out the intents and accomplish the purposes of these resolutions.

                     CERTIFICATE OF CORPORATE SECRETARY OF
                     HEALTH CARE PROPERTY INVESTORS, INC.

          I, Edward J. Henning, do hereby certify that I am the duly elected Corporate Secretary of Health Care Property Investors, Inc., a Maryland corporation (the "Corporation"), and further certify as follows:

               Attached hereto as Exhibit I are true and correct copies of the minutes (or pertinent excerpts therefrom) of meetings of the Board of Directors of the Corporation containing resolutions, duly adopted by the Board of Directors of the Corporation at a meeting duly held pursuant to the Amended and Restated Bylaws of the Corporation on October 19, 1995; the resolutions set forth in said Exhibit I constitute all resolutions of said Board of Directors or any committee thereof with respect to the authorization, issuance and sale by the Corporation of up to $125 million principal amount of senior notes and certain related matters, and such resolutions have not been amended, modified, annulled or revoked, and are in full force and effect; and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith.


          IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Corporation this 17th day of January, 1996.


  [Seal]                                 /s/ Edward J. Henning
                                         ---------------------------------------
                                         Edward J. Henning
                                         Corporate Secretary



          I, James G. Reynolds, Executive Vice President and Chief Financial Officer of Health Care Property Investors, Inc., hereby certify that Edward J. Henning is the duly elected, qualified and acting Corporate Secretary of Health Care Property Investors, Inc. and that the signature appearing above is his genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  January 17, 1996


                                         /s/ James G. Reynolds
                                         ---------------------------------------
                                         James G. Reynolds
                                         Executive Vice President
                                         and Chief Financial Officer

                                                                       EXHIBIT I
                                                                       ---------


                             Prospectus Supplement
                             ---------------------

          WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Corporation on July 20, 1995 (the "July 20, 1995 Resolutions"), the Board of Directors authorized the filing of the Registration Statement on Form S-3 (File No. 33-62811) (the "Registration Statement") and the issuance and sale thereunder of up to $200 million aggregate amount of debt securities, common stock and/or preferred stock (collectively the "Securities");

          WHEREAS, the Board of Directors desires to authorize the issuance and sale in an offering to be made pursuant to the Securities Act of 1933, as amended (the "Securities Act") of up to $125 million principal amount of Senior Notes (the "Notes") on behalf of the Corporation;

          WHEREAS, the Board of Directors desires to authorize the issuance and sale of the Notes, with the principal amount, interest rate, maturity date, redemption prices, terms and conditions and covenants, of the Notes, and the price to investors and the discount to the Underwriters (as defined below) of, and other specified terms relating to the Notes to be negotiated by the executive officers of the Corporation;

          WHEREAS, the Board of Directors desires that a purchase agreement (the "Purchase Agreement") be entered into by and between the Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co. ("Goldman Sachs" and together with Merrill Lynch, the "Underwriters"), engaging the Underwriters to serve as, among other things, underwriters for the Corporation in connection with the public offering (the "Offering") of the Notes; and

          WHEREAS, the Board of Directors deems it desirable and in the best interest of the Corporation to issue and sell the Notes pursuant to the Offering and to enter into the Purchase Agreement;

          NOW THEREFORE it is:

          RESOLVED, that the executive officers of this Corporation be, and each hereby is, authorized and directed, for and on behalf of this Corporation, and in its name, to promptly prepare or cause to be prepared, and to file or cause to be filed with the Securities and Exchange Commission (the "Commission") a Prospectus Supplement and Prospectus (the "Prospectus Supplement and Prospectus") pursuant to Rule 424(b) under the Securities Act in connection with the Offering of up to $125 million principal amount of the Notes of the Corporation, but not more than $200 million of Securities as referred to in the Registration Statement previously filed with and declared effective by the Commission, and to file or cause to be filed any required exhibits or other documents on a Current Report on Form 8-K pursuant to the Securities

Exchange Act of 1934, as amended, or such other form as may be specified by the Commission; and

          RESOLVED FURTHER, that the executive officers of this Corporation be, and each hereby is, authorized and directed to execute and deliver such other documents and to take such other actions as such executive officer or officers may deem necessary or appropriate in furtherance of the preparation and filing of the Prospectus Supplement and Prospectus.

                               Issuance of Notes
                               -----------------

          RESOLVED FURTHER, that this Corporation be, and it hereby is, authorized to issue and sell up to $125 million principal amount of Notes, pursuant to the Purchase Agreement and having a maturity not to exceed ten (10) years from the date of issue and not less than seven (7) years from the date of issue, to be delivered pursuant to Section 301 of the Indenture on the date of and in connection with the commencement for the Notes (the "Officers' Certificate") at the date of issuance of the Notes, the form of the Notes to be as set forth in the Officers' Certificate to be delivered on the date of and in connection with the commencement for the Notes; and

          RESOLVED FURTHER, that the executive officers of the Corporation be, and each hereby is, authorized and directed, by and on behalf of the Corporation and in its name, (i) to enter into the Purchase Agreement between the Corporation and the Underwriters providing for the purchase of the Notes by the Underwriters, and (ii) to issue and sell the Notes pursuant to and to perform the obligations of the Corporation under the Purchase Agreement and providing for the sale of the Notes; with modifications therein as the executive officers executing the same deem appropriate, his approval and determination to be evidenced by his execution thereof, and, each such executive officer is authorized and directed on behalf of the Corporation and in its name, to consummate the transactions contemplated thereby; and

          RESOLVED FURTHER, that the executive officers of this Corporation be, and each hereby is, authorized to act on behalf of this Corporation in all matters relating to the issuance and sale of the aforesaid Notes, and in all matters relating to the performance by this Corporation under the Purchase Agreement and to execute and deliver all such documents and instruments and to take all such action as may appear necessary or appropriate in connection therewith.

                                   Indenture
                                   ---------

          RESOLVED FURTHER, that the Notes be issued under, and pursuant to, that certain indenture dated as of September 1, 1993 (the "Indenture") and entered into between the Corporation and The Bank of New York, as trustee;

          RESOLVED FURTHER, that the executive officers of this Corporation be, and each hereby is, authorized and directed, by and on behalf of the Corporation, and in its name, to determine such additional and amended provisions of the Indenture as he deems appropriate, his approval thereof to be evidenced by his execution of a supplement to the Indenture, and to execute and deliver all such documents and instruments and to take all such actions as may appear necessary or appropriate in connection therewith; and

          RESOLVED FURTHER, that the executive officers be, and each hereby is, authorized and directed, by and on behalf of the Corporation, and in its name, to determine the terms of the Notes pursuant to Section 301 of the Indenture, his approval thereof to be evidenced by his execution of the Officer's Certificate, and to execute and deliver all such documents and instruments and to take all such actions as may appear necessary or appropriate in connection therewith.

                                    General
                                    -------

          RESOLVED FURTHER, that for the purposes of giving effect to the foregoing resolutions, each of the executive officers of this Corporation be, and each hereby is, authorized and empowered to take such additional actions and to execute and deliver such other documents and instruments as such executive officer or officers may deem necessary or desirable in furtherance of the intents and purposes of these resolutions; and

          RESOLVED FURTHER, that all other actions heretofore taken by any executive officer of the Corporation in connection with the Registration Statement or the offering of the Notes be, and they hereby are, authorized, approved, ratified and confirmed; and

          RESOLVED FURTHER, that the July 20, 1995 Resolutions and all actions taken, all instruments and documents executed, including, but not limited to, the Purchase Agreement and the Indenture, and all Securities sold pursuant to the July 20, 1995 Resolutions be and they hereby are authorized, approved, ratified and confirmed and these resolutions are in addition to such Resolutions, not in place thereof.